                                                                    EXHIBIT 10.4


                         ASSET ACCEPTANCE HOLDINGS LLC
                    YEAR 2002 SHARE APPRECIATION RIGHTS PLAN
--------------------------------------------------------------------------------


         1. PURPOSE. The purpose of this Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan (the "Plan") is to further the long-term stability and financial success of Asset Acceptance Holdings LLC (the "Company") by attracting and retaining key Employees through the awarding of Share Appreciation Rights (as those terms are defined herein). It is believed that participation in the Plan will stimulate the efforts of those Employees upon whose judgment and interest the Company and its Subsidiaries are and will be largely dependent for the successful conduct of their businesses. It also is believed that Share Appreciation Rights awards granted to such Employees under the Plan will strengthen their desire to remain with the Company and its Subsidiaries and will further the alignment of those Employees' interests with those of the Company's Shareholders.

         2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

            (a) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in making payment with respect to any Share Appreciation Rights.

            (b) "Award" means an award of Share Appreciation Rights under the Plan.

            (c) "Award Date" as to any Share Appreciation Right means the date on which the Company awards such Share Appreciation Right to an Employee pursuant to Section 3(a) hereof.

            (d) "Board" means the Board of Directors of the Company.

            (e) "Class B Share" means a Class B Share of membership interests of the Company and includes any securities into which Class B Shares are converted in a merger, Corporate Reorganization (as defined in the Company LLC Agreement) or similar transaction, or for which Class B Shares are exchanged in a share exchange or similar transaction.

            (f) "Code" means the Internal Revenue Code of 1986, as amended.

            (g) "Company" means Asset Acceptance Holdings LLC, a Delaware limited liability company, and includes the surviving entity after a Corporate Reorganization.

            (h) "Company LLC Agreement" means the Amended and Restated Limited Liability Company Agreement among the Company and its members dated as of September 30, 2002, as amended.

            (i) "Control Transfer" means one or a series of related transactions as a result of which (i) any Third Party or group of Third Parties, acting in concert ("Acquiring Persons"), acquires, directly or indirectly, a majority of the Company's voting securities, (ii) the Company consolidates with or merges into or with, or effects any plan of share exchange with, any Person; and after giving effect to such consolidation or merger or plan of share exchange, any Acquiring Person owns, directly or indirectly, a majority of the voting securities of the Person surviving such consolidation or merger or share exchange; or (iii) in one transaction or a series of related transactions, all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any Acquiring Persons, and after giving effect to such transaction, a majority of the voting securities of the Acquiring Persons are owned directly or indirectly by one or more Third Parties.

            (j) "Corporate Reorganization" means a change in the legal status of the Company from a limited liability company into a business corporation organized under the laws of one of the states or territories of the United States, in such form and manner (including, without limitation, by merger, reorganization, liquidation, transfer of shares or assets of the Company or any Subsidiary of the Company, or by any other means permissible under applicable law) and with such classes of stock having such rights, preferences and other terms as may be approved by the Board.

            (k) "Disability" or "Disabled" means the inability of the Employee to perform his essential duties without reasonable accommodation for a period of six months as determined in the good faith judgment of the Board of Directors.

            (l) "Employee" means an employee of the Company or any Subsidiary.

            (m) "Fair Market Value" of a Class B Share means as of any specified date (i) if the Class B Shares are not traded on any exchange, automated quotation system or over-the-counter market, the value determined by the Board using any reasonable method in good faith; (ii) if the Shares are traded on an exchange or automated quotation system, the average of the highest and lowest reported sales prices at which the Shares were traded on the ten (10) trading days immediately preceding such specified date on the exchange on which they generally have the greatest trading volume; or (iii) if the Class B Shares are traded on the over-the-counter market, the average between the closing high bid and low asked prices on the business day immediately preceding such specified date.

            (n) "Initial Public Offering" means the first Public Offering of equity securities of the Company or its successor after a Corporate Reorganization.
                                      -2-

            (o)"Investors" means AAC Investors, Inc., a Virginia corporation.


            (p) "Liquidity Event" means a Control Transfer, Initial Public Offering or Partial Sale.

            (q) "Partial Sale" means a transaction which does not constitute a Control Transfer and as a result of which (i) any Acquiring Persons acquires, directly or indirectly, at least twenty percent but less than a majority of the Company's voting securities, (ii) the Company consolidates with or merges into or with, or effects any plan of share exchange with, any Person; and after giving effect to such consolidation or merger or plan of share exchange, any Acquiring Person owns, directly or indirectly, at least twenty percent but less than a majority of the voting securities of the Person surviving such consolidation or merger or share exchange, or (iii) at least twenty percent but less than substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any Acquiring Persons, and after giving effect to such transaction, at least twenty percent but less than a majority of the voting securities of the Acquiring Persons are owned directly or indirectly by one or more Third Parties.

            (r) "Participant" means any Employee who receives a Share Appreciation Rights Award under the Plan.

            (s) "Person" means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other business organization or legal entity.


            (t) "Public Offering" means a public offering pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any successor form) under the Securities Act of equity interests of the Company or any Subsidiary, or its successor entity after a Corporate Reorganization, that is effected through a firm commitment underwriting or an offering pursuant to Rule 144 effected through a broker or dealer.

            (u) "Share Appreciation Right" means a right to receive payment from the Company on the terms and conditions set forth herein.

            (v) "Shareholder" has the meaning given such term in the Company LLC Agreement.

            (w) "Subsidiary" means any entity, whether now existing or hereafter created or acquired, of which more than 50% of the securities entitled to vote generally in an election of directors or managers are owned directly or indirectly by the Company.

            (x) "Third Party" means at any time a Person who was not (i) a Shareholder on September 30, 2002, (ii) a Permitted Transferee (as defined in the Company LLC Agreement) of a Shareholder who was, or whose predecessor-in-interest was, a Shareholder on September 30, 2002, (iii) an Affiliate (as defined in the Company

LLC Agreement) of the Company or of any Person who was a Shareholder on September 30, 2002, or (iv) an Employee on the date such Person became a Shareholder.

         3. SHARE APPRECIATION RIGHTS.

            (a) Subject to Section 9 of the Plan, there shall be reserved for awarding under the Plan, 2,000,000 Share Appreciation Rights. Share Appreciation Rights awarded under the Plan that expire or are forfeited or canceled or otherwise terminate may again be awarded under the Plan. The Board is expressly authorized to make an Award to a Participant conditioned upon the cancellation of an existing Award.

            (b) As of any specified date, each Share Appreciation Right shall have a value equal to the Fair Market Value of one Class B Share as of such specified date, reduced, but not below zero, by the Fair Market Value of one Class B Share as of the Award Date ("SAR Value").

            (c) The award of any Share Appreciation Rights under the Plan shall not entitle a Participant to become a member of the Company or to any voting right or other right of a member of the Company, to receive any security of or equity interest in the Company, to have any interest in the capital or profits of the Company, or to any dividend or other distribution or payment right, except as provided in Section 6 hereof.

         4. ELIGIBILITY.

            (a) All present and future Employees whom the Board determines to be key Employees shall be eligible to receive Awards under the Plan. The Board shall have the power and complete discretion, as provided in Section 11, to select eligible Employees to receive Awards and to determine for each Employee the terms and conditions and the number of Share Appreciation Rights to be allocated to each Employee as part of each Award.

            (b) The grant of an Award shall not obligate the Company or any Subsidiary of the Company to pay an Employee any particular amount of remuneration (except as provided in Section 6(a) hereof), to continue the employment of the Employee after the grant or to make further grants to the Employee at any time thereafter.

         5. AWARDS.

            (a) Whenever the Board deems it appropriate to grant an Award, notice shall be given to the Participant stating the number of Share Appreciation Rights for which an Award is granted and the conditions to which the grant of the Award are subject. The notice, when duly accepted in writing by the Participant, shall become a Share Appreciation Rights agreement between the Company and the Participant.

            (b) A Participant's Share Appreciation Rights may vest in whole or in part at such times as may be specified by the Board in the Participant's Share Appreciation Rights agreement.

            (c) The Board may, in its discretion, grant Share Appreciation Rights that by their terms become fully or partially vested upon a Liquidity Event of the Company, notwithstanding other conditions for vesting in the Share Appreciation Rights agreement.


        6. PAYMENT. After the Share Appreciation Rights vest, the Company shall pay to the Participant an amount equal to the SAR Value of his vested Share Appreciation Rights at such time and in such manner as is set forth in the Award, as reflected in the Share Appreciation Rights agreement with respect to such Award.

        7. NONTRANSFERABILITY OF SHARE APPRECIATION RIGHTS. Share Appreciation Rights by their terms shall not be transferable, except that upon the death of a Participant, his heirs, devisees, personal representatives, or trustee or beneficiaries of a revocable trust of which the Participant is the grantor shall succeed to such Participant's rights subject to the terms of the Plan and the Participant's Share Appreciation Rights agreement.

        8. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is September 30, 2002.

        9. TERMINATION AND MODIFICATION. If not sooner terminated by the Board, this Plan shall terminate at the close of business on September 30, 2012. No Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

        10. CHANGE IN CAPITAL STRUCTURE. In the event of a Corporate Reorganization, share dividend, share split or combination of shares, recapitalization or merger or other change in the Company's shares (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of shares of the Company), the number and kind of Share Appreciation Rights to be subject to the Plan and to Awards then outstanding or to be granted thereunder and the maximum number of Share Appreciation Rights which may be awarded under the Plan shall be appropriately adjusted by the Board, whose good faith determination shall be binding on all persons. If the adjustment would produce fractional Share Appreciation Rights, the Board may adjust appropriately the number of Share Appreciation Rights covered by the Award so as to eliminate the fractional shares.

        11. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the
Board:

            (a) Subject to the provisions of a Participant's Share Appreciation Rights agreement and the Plan, the Board shall have the power and complete discretion to determine (i) which eligible Employees shall receive Awards, (ii) the number of Share Appreciation Rights to be covered by each Award, (iii) the Fair Market Value of Share Appreciation Rights, (iv) the time or times when an Award shall be granted and how it will become payable, (v) the conditions under which Share Appreciation Rights shall be forfeited or become no longer subject to forfeiture, (vi) when payment shall be made with regard to vested Share Appreciation Rights, (vii) whether a Disability exists, (viii) the form of payment with respect to Share Appreciation Rights for which the Liquidity Event arises from other than a Control Transfer of the Company in connection with which the holders of Class B Shares receive only cash, (ix) the Company's right to purchase vested Share Appreciation Rights from a Participant, (x) conditions relating to the length of time before disposition of Class B Shares, if any, received in exchange for Share Appreciation Rights is permitted, (xi) notice provisions relating to the sale of Class B Shares, if any, acquired under the Plan, and (xii) any additional requirements relating to Awards that the Board deems appropriate. The Board shall have the power to amend the terms of any previously granted Award so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would adversely affect the Participant's rights under an Award granted to him.

            (b) The Board may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

        12. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (i) if to the Company - at its principal business address to the attention of the Chief Executive Officer; (ii) if to any participant - at the last address of the Participant known to the sender at the time that the notice or other communication is sent.

        13. INTERPRETATION. The terms of this Plan shall be governed by the laws of the State of Michigan without regard to choice of law provisions thereunder. Capitalized terms not defined herein shall have the meaning given those terms in the Company LLC Agreement.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the date stated on page one hereof.

                                           ASSET ACCEPTANCE HOLDINGS LLC
                                           a Delaware limited liability company,


                                           By:________________________________
                                              Nathaniel F. Bradley IV
                                              President

                                           Dated: September 30, 2002